Exhibit 10.49

ENGLISH SUMMARY OF

AUTO FINANCING BUSINESS COOPERATION AND GUARANTEE AGREEMENT

Party A: A private bank formally approved for establishment by China Banking Regulatory Commission, our financing partner;

Party B: Kai Feng Finance Lease (Hangzhou) Co., Ltd.

The First Guarantor: Youxinpai (Beijing) Information Technology Co., Ltd.

The Second Guarantor: Yougu (Shanghai) Information Technology Co., Ltd.

The Third Guarantor: Youzhen (Beijing) Business Consulting Co., Ltd.

The Fourth Guarantor: Youxin (Shanghai) Used Car Operating Co., Limited

The Fifth Guarantor: You Fang (Beijing) Information Technology Co., Ltd. (together with the First Guarantor, the Second Guarantor, the Third Guarantor and the Fourth Guarantor, the “Guarantors”, together with Party A and Party B, the “Parties”).

The Parties enter into the automobile financing business cooperation and guarantee agreement (the “Agreement”) as follows:

Contents of Cooperation

1.                  Model of Cooperation.  The purpose of the cooperation contemplated under this Agreement is to provide financing services for consumers to make car purchase from dealers. Consumers may submit their financing application for car purchase through Uxin’s mobile application.  After consumer pays the down payment for the car, Party B, through the form of financial lease, and Party A, through the form of providing loans, shall jointly provide financing services for consumers to purchase cars and related value-added products or services.  Party B, as the guarantor, shall provide joint liability guaranty for the debts of the consumers for benefit of Party A.  Party B shall also open a deposit account at Party A to provide deposit as security over the consumers’ debts for benefit of Party A.

2.                  Term of Cooperation.  Subject to the conditions of termination hereunder, the term of cooperation shall be from June 27, 2017 to June 27, 2018. Transactions with loan whose drawdown date falls into the above period shall apply this Agreement. The Parties shall negotiate the model of subsequent cooperation before the expiration of this Agreement.

Responsibilities of the Parties

3.                  Main Responsibilities of Party A.

i)                              Participate in determining consumer admittance criterion and standards for financed vehicle;

ii)                           Be responsible for inquiries at Public Security Bureau and credit inquiry at the People’s Bank of China, submit credit data to the Credit Center of the People’s Bank of China in accordance with relevant regulations;

iii)                        Originate and fund loans to consumers who have passed risk reviews of both Party A and Party B.

4.                  Main Responsibilities of Party B.

i)                              Be responsible for product operation, consumer service and verifying the identity of consumers; enter into agreements with consumers; handle with vehicle collateral registration and deregistration procedures;

ii)                           Loan applications approved by Party A shall be fulfilled by Party A. Party B shall not extend the loan itself or through other third parties without notification to Party A;

iii)                        If Party B fails to repay the amount due on behalf of the consumer under Part B’s guarantee to Party A hereunder, the proceeds Party B received from foreclosing on the vehicle collateral should be used to repay the principal, interests and default interests under the loan to Party A first.

5.                  Responsibilities of the Guarantors.

i)                              The Guarantors shall assume joint liability guaranties for obligations of Party B hereunder to Party A.

Note

6.                   This Agreement shall take effect on July 4, 2017 after being duly executed by the Parties (signed or stamped by the authorized signatory and affixed with stamps).

Party A:

Seal:

Authorized signatory:

Party B:

Seal:

Authorized signatory:

The First Guarantor: Youxinpai (Beijing) Information Technology Co., Ltd.

Seal:

Authorized signatory:

The Second Guarantor: Yougu (Shanghai) Information Technology Co., Ltd.

Seal:

Authorized signatory:

The Third Guarantor: Youzhen (Beijing) Business Consulting Co., Ltd.

Seal:

Authorized signatory:

The Fourth Guarantor: Youxin (Shanghai) Used Car Operating Co., Limited

Seal:

Authorized signatory:

The Fifth Guarantor: Youfang (Beijing) Information Technology Co., Ltd.

Seal:

Authorized signatory:

Annex 2. Principal Business Procedures of the Cooperation

1.                  Financing Application:

(1)             Consumers shall submit application materials through Uxin mobile application / PC.

(2)             After the successful submission of application materials, Party A and Party B shall conduct joint review of financing qualifications of consumers and conduct risk review.

2.                  Purchase of Vehicles by consumers:

(1)             Consumers and Dealers enter into the relevant car purchase agreement offline.

(2)             When the consumer pays the down payment, relevant payment shall be remitted correspondingly into the following accounts through the third party payment agency: the car price shall be deposited into the bank account opened by the dealer at Party A or other banks; other payments for specific products shall be deposited into settlement account and deposit account opened by Party B at Party A according to corresponding ratio.

3.                  Documentation:

(1)             The consumer and Party B shall enter into a set of agreements.

(2)             After Party B reviews all documents signed by the consumer and approves the loan, Party B shall provide funds to the designated remittee as stipulated in the contract.

(3)             The consumer, Party A and Party B shall enter into the corresponding “Loan and Security Agreement” online at Uxin’s mobile application / PC for the specific product.

4.                  Provision of Loan:

After Party A reviews the “Loan and Security Agreement” and other relevant materials, Party A shall provide loans to the consumer by remitting such amount to the fund escrow account that Party B opened at Party A.

5.                  Transfer of Loan funds:

After completing all steps mentioned in the abovementioned item 1 to 4, Party A will transfer the loan funds from the capital escrow account that Party B opened at Party A to the settlement account (with tail number “0601”) that Party B opened at Party A (the “Settlement Account”) in accordance with Annex 5 hereunder. If any of the above steps failed to be fulfilled on time, provisions in Annex 5 shall be referred for further actions.

6.                  Repayment and Repayment on behalf of Consumer:

(1)             Interest: Interest rates for different products shall be otherwise agreed by Party A and Party B.

(2)             Repayment and Repayment on behalf of Consumer

A.            Early settlement.  Where the consumer applies for early settlement of the outstanding loan, the consumer must repay the loan to Party A first. Party B irrevocably authorizes Party A to deduct the loan interest amount from the deposit account that Party B opened at Party A (the “Deposit Account”) (loan interest hereunder shall be calculated up to the loan settlement date).

B.            Early Return of the Car. Where the consumer deliver the qualified car to Party B for disposal before the due date, the consumer must repay the loan to Party A first after obtaining written consents of Party A and Party B. Party B irrevocably authorizes Party A to deduct the loan interest from the Deposit Account (loan interest herein shall be calculated up to the loan settlement date).

C.            Repayment upon due date. Party A successfully deducts the principal from the consumer’s repayment account within 7 calendar days (inclusive) of the loan due date / agreed repayment date, or the consumer voluntarily repays the principal. Party B irrevocably authorizes Party A to deduct the loan interest from the Deposit Account (loan interest herein will be calculated up to the loan due date / agreed repayment date).  If the consumer fails to do so, Party A will charge default interest which shall be accumulated up to the date of repayment in full (default interest rate equaling to the interest rate).  In the event the consumer fails to pay the default interest, Party B irrevocably authorizes Party A to deduct such default interest from the Settlement Account.

D.            Return of car upon due date.  If the consumer entrusts Party B to dispose the qualified car upon the due date, the consumer shall deliver the car to Party B within 7 calendar days (inclusive) of the loan due date.  Party B irrevocably authorizes Party A to deduct the outstanding principal amount from the Settlement Account, and to deduct all the outstanding interest from the Deposit Account, which shall be calculated up to the due repayment date of the loan, on the day when Party B receives the car.

If the consumer fails to return the vehicle to Party B on the due repayment date of the loan, Party A will charge default interest on the consumer, which shall be accumulated until the date of repayment in full (default interest rate equaling to interest rate). In the event the consumer fails to pay the default interest, Party B irrevocably authorizes Party A to deduct such default interest from the Settlement Account.

7.                  Voluntary Repayment on behalf of the Consumer

During the term of the loan and where Party A or Party B considers it necessary to request prepayment of the loan on behalf of Party A, Party B shall make repayment of the loan on behalf of consumer within thirty 30 calendar days from the date when Party A and Party B reaches the agreement.

Party B irrevocably authorizes Party A to directly deduct the principal amount of the loan from the Settlement Account, and to deduct the interest of the loan from the Deposit Account, which shall be calculated up to the date of repayment of loan in full.

8.                  Consumer’s Default upon Due Date.

If consumers fails to repay outstanding principal and interest and fails to return the vehicle to Party B or Party A fails to deduct the loan principal and interest in full on the agreed repayment date / due date, Party B shall, within 8 calendar days from the repayment due date, bear the joint liabilities and repay the due amount on behalf of the consumer to Party A, otherwise Party A shall have the right to impose a default interest upon the consumer in such rate that is 50% more than the loan interest rate commencing at the 9th calendar day following the due date.

Party B irrevocably authorizes Party A to directly deduct the principal amount and default interest of the overdue loan from its Settlement Account. The default interest shall be calculated up to the date of repayment of overdue loan in full (default interest rate shall be equal to interest rate).

Within 15 calendar days after Party B’s repayment on behalf of the consumer, Party A shall issue to Party B a certificate of repayment on behalf of consumer and a proof of failure in capital deduction for each consumer.

Annex 3. Guarantee of Party B

1.                  Deposit

(1)             Party B shall open a special deposit account at Party A and make deposit into the account according to the agreed proportion and amount, as security over all consumer loans in relation to the cooperation hereunder.

(2)             Scope of Guarantee: the principal, interest, default interest of all consumer loans in relation to the cooperation hereunder.

2.                  Party B’s Guarantee

(1)             Scope of Guarantee: The principal, interest and default interest of all consumer loans in relation to the cooperation hereunder and under the guarantee agreements.

(2)             Term of Guarantee:  Commence from the effective date of this Agreement and until two years following the due date of the consumers’ obligations under the Agreement. During the term of the guarantee, if Party A transfers the creditor’s rights to any third party, Party B shall irrevocably authorize and agree to continue assuming the guarantee liabilities within the original scope of guarantee. In the event Party B fulfills the guarantee liability, Party A shall deliver to Party B a certificate of repayment on behalf of consumers in relation to the transferred claim and issue a proof of failure in capital deduction in relation to relevant consumers in accordance with the requirements of the Party B.

3.                  Collateral matters

(1)             Party B irrevocably authorizes and agrees that, in the event Party B and the Guarantors fail to perform their guarantee obligations, Party A shall have the right to request the transfer of rights with respect to vehicle collateral to Party A. Party B shall assist and cooperate in handling the re-registration of the vehicle collateral.

Annex 4 Guarantee Liabilities of the Guarantors

1.              Guarantee of the Guarantors

(1)         Scope of Guarantee: the obligations which Party B shall bear under the cooperation hereunder and the guarantee agreement, i.e., all principal, interest and default interest of all consumer loans in relation to the cooperation hereunder and under the guarantee agreements.

(2)         Term of the guarantee: commence from the effective date of this Agreement and until two years following the due date of Party B’s obligations under the Agreement.

(3)         The Guarantors shall assume joint liability guaranties.